                                                                    Exhibit 23.1
                                                                    ------------

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 33-47516) pertaining to the 1992 Incentive and Nonqualified Stock Option
Plan and options  granted to the  principals of a joint venture  partner of Lone
Star  Steakhouse & Saloon,  Inc., in the  Registration  Statement  (Form S-8 No.
33-75078)  pertaining to the 1992 Incentive and  Nonqualified  Stock Option Plan
and 1992 Director's  Stock Option Plan of Lone Star  Steakhouse & Saloon,  Inc.,
and in the Registration Statement (Form S-8 No. 33-00280) pertaining to the 1992
Incentive and  Nonqualified  Stock Option Plan of Lone Star Steakhouse & Saloon,
Inc., of our report dated  February 12, 2002,  with respect to the  consolidated financial  statements of Lone Star  Steakhouse & Saloon,  Inc.  included in this
Annual Report (Form 10-K) for the year ended December 25, 2001.

Kansas City, Missouri
March 25, 2002